CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A filing of our report dated July 12, 2000 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 7 Form N-1A filing.

/s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
  June 26, 2001